Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, George G. Mueller, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Color Kinetics Incorporated on Form 10-K for the fiscal year ended December 31, 2004 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on From 10-K fairly presents in all material respects the financial condition and results of operations of Color Kinetics Incorporated.

Date: March 14, 2005	By:	/s/ GEORGE G. MUELLER
Name: George G. Mueller
Title: Chief Executive Officer

I, David K. Johnson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Color Kinetics Incorporated on Form 10-K for the fiscal year ended December 31, 2004 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on From 10-K fairly presents in all material respects the financial condition and results of operations of Color Kinetics Incorporated.

Date: March 14, 2005	By:	/s/ DAVID K. JOHNSON
Name: David K. Johnson
Title: Chief Financial Officer, Vice President, Finance and Treasurer